Exhibit 1.1

Trip.com Group Limited

29,421,100 Shares

(US$0.00125 par value per Share)

INTERNATIONAL UNDERWRITING AGREEMENT

April [●], 2021

J.P. Morgan Securities (Asia Pacific) Limited (“J.P. Morgan (Asia Pacific)”)

28/F Chater House

8 Connaught Road Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited (“CICC”)

29/F One International Finance Center

1 Harbor View Street

Central, Hong Kong

Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”)

68/F, Cheung Kong Center

2 Queen’s Road Central

Central, Hong Kong

As the Joint Representatives (as defined below) of the several International Underwriters (as defined below)

J.P. Morgan Securities (Asia Pacific) Limited

28/F Chater House

8 Connaught Road Central

Hong Kong

J.P. Morgan Securities plc (“JPM plc”)

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

J.P. Morgan Securities LLC (“JPM LLC”)

383 Madison Avenue

New York, New York 10179

United States of America

As the Joint Bookrunners and Joint Lead Managers (as defined below)

J.P. Morgan Securities (Far East) Limited (“J.P. Morgan (Far East)”)

28/F, Chater House

8 Connaught Road Central

Central

Hong Kong

As a Joint Sponsor (as defined below) (together with CICC and Goldman Sachs, the “Joint Sponsors”)

And the other International Underwriters (as defined below) listed in Schedule VI hereto

Ladies and Gentlemen:

Trip.com Group Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several International Underwriters set forth in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters ordinary shares of US$0.00125 par value per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”). The Company proposes to initially issue and sell to the International Underwriters or to the purchasers procured by the International Underwriters an aggregate of 29,421,100 Shares (the “Firm Shares”). In addition, the Company proposes to grant to the International Underwriters the option to purchase from the Company up to 4,745,300 additional Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to collectively as the “International Offer Shares.” The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering.”

The Company has entered into an agreement dated April 7, 2021 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 2,214,500 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$[●] per Share (the “International Offering Price”) and the Hong Kong Offer Shares are being offered at a price of HK$[●] per Share (the “Hong Kong Offering Price”), which is exclusive of brokerage per Share of 1% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Brokerage”), a trading fee per Share of 0.005% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable.

J.P. Morgan (Asia Pacific), CICC and Goldman Sachs shall act as the joint representatives of the Global Offering (the “Joint Representatives”). J.P. Morgan (Asia Pacific), CICC, Goldman Sachs, The Hongkong and Shanghai Banking Corporation Limited and CMB International Capital Limited shall act as the joint global coordinators of the Global Offering (the “Joint Global Coordinators”). The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates (the “Agreement Between Syndicates”). J.P. Morgan Securities (Asia Pacific) Limited (in relation to the Hong Kong Offering only), JPM plc (in relation to the International Offering), JPM LLC (in relation to the International Offering), CICC, Goldman Sachs, The Hongkong and Shanghai Banking Corporation Limited, CMB International Capital Limited, ICBC International Securities Limited, BOCI Asia Limited, CCB International Capital Limited, ABCI Securities Company Limited, DBS Asia Capital Limited, Mizuho Securities Asia Limited, Haitong International Securities Company Limited and Nomura Internatinoal (Hong Kong) Limited shall act as the joint bookrunners and joint lead managers (the “Joint Bookrunners and Joint Lead Managers”) of the Global Offering. A prospectus dated April 8, 2021 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and Joint Lead Managers by the International Underwriters and/or the Hong Kong Underwriters.

Reference is made to a Stock Borrowing Agreement (the “Stock Borrowing Agreement”), dated as of [●], 2021, between Baidu Holdings Limited (the “Lender”) and J.P. Morgan Securities plc (the “Borrower”), an affiliate of the Stabilization Manager (as defined below), pursuant to which the Lender has agreed to lend to the Borrower up to an aggregate of up to 4,745,300 Shares during the term of Stock Borrowing Agreement and subject to other terms and conditions contained therein, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering.

In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK. J.P. Morgan (Far East), CICC and Goldman Sachs are acting as the joint sponsors to the Company’s application for listing (the “Joint Sponsors”).

The Company has prepared and filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. 333-233938), including a related prospectus covering the registration of Offer Shares (the “Base Prospectus”). Such registration statement including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically related to the Offer Shares dated [●], 2021 (including the Base Prospectus), and the term “Prospectus” means the Base prospectus as supplemented by the final prospectus in the form first furnished to the Underwriters for use (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offer Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein (which in the case of any report on Form 6-K shall be expressly indicated it is being incorporated by reference). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement, the Prospectus and the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive. The term “business day,” as used herein, shall mean a day (other than Saturday, Sunday, or any public holiday) on which banking institutions in Hong Kong and New York are open generally for normal banking business.

As used herein, “Affiliate” has the meaning as defined in Rule 405 under the Securities Act; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority (as defined below)); “Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the U.S. or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the U.S. or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation.

For the purposes of this Agreement, whenever the terms or expressions “save as disclosed in each of the Hong Kong Prospectus, the Registration Statement and the Pricing Disclosure Package” or the equivalent are made herein, the Hong Kong Prospectus, the Registration Statement and the Pricing Disclosure Package referred under such terms or expressions mean such documents that exist as of the date of this Agreement. Notwithstanding that the Joint Representatives and the International Underwriters may have knowledge or may have conducted investigation or enquiry with respect to the information given under the relevant representation or warranty, the rights of the Joint Representatives and the International Underwriters under this Agreement shall not be prejudiced by such knowledge, investigation and/or enquiry, if any.

1. Sale and Purchase.

(a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the purchasers procured by the International Underwriters, or failing which, the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers to purchase or, failing which, to purchase itself from the Company, the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the International Offering Price.

In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”) to procure purchasers to purchase (or, failing which, to purchase themselves), and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers to purchase or, failing which, to purchase itself, from the Company, ratably in accordance with the number of Firm Shares to be purchased by the purchasers procured by each International Underwriter or by such International Underwriter itself, all or a portion of the Option Shares as may be necessary to, among other things, cover over-allotments made in connection with the offering of the Firm Shares, at the International Offering Price. The Over-allotment Option may be exercised by the Joint Representatives at their sole and absolute discretion on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”), by written notice, substantially in the form set forth in Exhibit D hereto, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided however, that, no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by purchasers procured by each International Underwriter (or, failing which, each such International Underwriter) shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering), subject to adjustment in accordance with Section 8 hereof.

Upon the authorization by the Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase International Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the International Offering Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b) The Company and the International Underwriters agree as follows:

(A) that under the direction of the Joint Representatives:

(i) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 10 times or more but less than 40 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 3,479,950 Offer Shares, representing approximately 11% of the total number of Offer Shares (excluding the Option Shares);

(ii) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 40 times or more but less than 60 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 4,429,000 Offer Shares, representing 14% of the total number of Offer Shares (excluding the Option Shares);

(iii) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 60 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 8,858,000 Offer Shares, representing 28% of the total number of Offer Shares (excluding the Option Shares); and

(iv) subject to clauses (A)(i) through (iii) above, the Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(B) that the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Joint Representatives and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offering Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c) In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the Joint Representatives (for themselves and on behalf of the International Underwriters) a gross commission per International Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 1) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section 1 which is equal to [●]% of the International Offering Price (which percentage includes any incentive fee to be paid to the International Underwriters) (“International Underwriting Commission”) and a gross commission per Hong Kong Offer Share to the Hong Kong Underwriters, which is equal to [●]% of the Hong Kong Offering Price (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering) (which percentage includes any incentive fee to be paid to the Hong Kong Underwriters) (the “Hong Kong Underwriting Commission,” together with International Underwriting Commission, the “Underwriting Commission”). The Joint Representatives shall allocate the Total Transaction Fees (as defined in Section 2(d) below) or the Option Transaction Fees (if any) (as defined in Section 2(e) below) to all Underwriters in proportion to the respective Total Underwriting Commitment as set forth in Schedule I-A hereto.

(d) In connection with the Global Offering, J.P. Morgan Securities (Asia Pacific) Limited is expected to act as stabilization manager (the “Stabilization Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. The Stabilization Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization action pursuant to this subsection (d). Any such agent shall have the rights and authorities conferred upon the Stabilization Manager pursuant to this subsection (d). Stabilization action taken pursuant to this subsection (d), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilization Manager or any person acting for it. Each of the International Underwriters (other than the Stabilization Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilization Manager or any person acting for it as Stabilization Manager shall be for the respective accounts of each of the International Underwriters in the same proportions, as nearly as may be practicable, as the respective underwriting commission payable to each of the International Underwriters, and may be deducted at the election of the Settlement Agent (as defined below) from the commissions payable to each of the International Underwriters. Save as otherwise agreed in the International Underwriting Agreement, all profits or gains arising from stabilizing activities and transactions effected by the Stabilization Manager or any person acting for it as Stabilization Manager shall be for the account of the Joint Sponsors (but, for the avoidance of doubt, not any of the International Underwriters) on a pro rata basis, as nearly as may be practicable, calculated based on the respective underwriting commission.

(e) Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement (as defined below) by the Stabilization Manager or any International Underwriter to investors under the International Offering. Such payment will be shared in proportion to their respective underwriting commitment as set forth in Schedule I-B hereto.

(f) Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to the Stabilization Manager as clearing bank) shall be borne by each International Underwriter in proportion to their respective underwriting commitment as set forth in Schedule I-A hereto.

2. Payment and Delivery.

(a) The Company hereby appoints J.P. Morgan (Asia Pacific) as the settlement agent to the Global Offering (the “Settlement Agent”). The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around [●] [a.m./p.m.] Hong Kong time on [●], 2021, or such other time and date as the Joint Representatives and the Company may agree upon in writing, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of their exercise for themselves and on behalf of the International Underwriters of the Over-allotment Option to purchase such Option Shares or such other time and date as Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b) The International Offer Shares to be purchased by purchasers procured by each International Underwriter or, failing which, such International Underwriter itself or the purchasers procured by such International Underwriter hereunder (including any Unsold Shares), in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent (on behalf of such International Underwriter) may reasonably request in writing upon at least two (2) business days’ notice to the Company prior to a Time of Delivery (the “Notification Time”), shall be issued by or on behalf of the Company to the Settlement Agent, through the facilities of Hong Kong Securities Clearing Company Limited (“Hong Kong Clearing” or “HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of such International Underwriter), against payment by or on behalf of such International Underwriter of the applicable aggregate International Offering Price by wire transfer (same day) in Hong Kong dollars in immediately available funds to the account designated by the Company in Schedule VII at the applicable Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Representatives to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the International Offer Shares to be made available for checking at least one (1) business day prior to each Time of Delivery with respect thereto at the office of Hong Kong Clearing (the “Designated Office”).

(c) It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Joint Representatives, for themselves and on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of the issue and delivery of the International Offer Shares.

(d) At the First Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) (x) the International Underwriting Commission in respect of the Firm Shares payable to the International Underwriters pursuant to Section 1 hereof and (y) the Hong Kong Underwriting Commission payable to the Hong Kong Underwriters in accordance with Section 6.1 of the Hong Kong Underwriting Agreement; for the avoidance of doubt, any sponsor fee payable by the Company under the engagement letter dated December 11, 2020 shall be deducted against the underwriting commission payable under Section 1 hereof or under Section 6.1 of the Hong Kong Underwriting Agreement, as applicable (only with respect to such commissions payable with respect to each Joint Sponsor), PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof but excluding any Option Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, PLUS (iii) the Brokerage payable to the International Underwriters with respect to the International Offer Shares (including all Option Shares) (the aggregate amount in sub-paragraph (A) herein is referred to as the “Total Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery.

(e) At each Additional Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) the International Underwriting Commission in respect of the Option Shares (to the extent the Over-allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Option Shares, which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, (A) herein is referred to as the “Option Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Option Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than [6:00 p.m.] Hong Kong Time on the date of the Time of Delivery).

(f) The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Latham & Watkins LLP, 18/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong or remotely as the parties may agree (the “Closing Location”). A meeting will be held at the Closing Location on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3. Representations and Warranties of the Company.

(a) The Company hereby represents, warrants, agrees and undertakes with respect to each of the Representation and Warranties in Schedule III hereto, to the Joint Sponsors, the Joint Representatives and the International Underwriters and each of them that each of the Warranties is true, accurate and not misleading as at the date of this Agreement, as at the Time of Sale, the date of any amendment or supplement to the Pricing Disclosure Package or the Prospectus subsequent to the Time of Sale and as at each Time of Delivery, and the Company acknowledges that each of the Joint Sponsors, the Joint Representatives and the International Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

(b) In addition, any certificate signed by any officer of the Company and delivered to the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Joint Sponsors or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.

4. Certain Covenants of the Company. The Company agrees with each of the Joint Sponsors, the Joint Representatives and the International Underwriters:

(a) to furnish such information and otherwise to cooperate or take such action as may be required by the Joint Representatives to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to promptly advise the Joint Representatives of any proposal to amend or supplement at any time the Registration Statement and not to effect such amendment or supplement without the Joint Representatives’ consent; and to advise the Joint Representatives promptly of any amendment or supplement of the Registration Statement, and the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose, and to use its best efforts to prevent the issuance of any such suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

(c) to file the Prospectus, in a form approved by the Joint Representatives, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Joint Representatives, subparagraph (5)) of Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act not later than the business day following the execution and delivery of this Agreement, and to advise the Joint Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Joint Representatives of such timely filing;

(d) if, at any time when a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any International Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Joint Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the International Underwriters and the dealers and any other dealers upon request of the Joint Representatives, an amendment or supplement so that the statements in the Prospectus as so amended or supplemented will comply with applicable law and will not be misleading in the light of the circumstances when the Prospectus is delivered to a prospective purchaser; and neither the Joint Representatives’ consent to, nor the International Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof;

(e) to furnish to the Joint Representatives copies of each Registration Statement and, so long as a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Joint Representatives reasonably request; and the Prospectus shall be so furnished promptly following the execution and delivery of this Agreement, and all other such documents shall be so furnished promptly following a request by a Joint Representative once they are available in compliance with applicable private placement exemptions in each applicable jurisdiction;

(f) if, during such period after the first date of the public offering of the Offer Shares as in the opinion of counsel for the International Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Joint Representatives will furnish to the Company) to which Offer Shares may have been sold by the Joint Representatives for themselves and on behalf of the International Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;

(g) to advise the Joint Representatives promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands, the United States or the PRC or any other applicable jurisdiction for amendments or supplements to the Pricing Disclosure Package or the Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands, the United States or the PRC or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible, including, without limitation, by amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the International Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(h) to comply with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines, guidance letters and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable Law;

(i) prior to 40 days after the latter of the Option Expiration Date and the date on which the Joint Representatives notify the Company that the distribution of the International Offer Shares is complete, to comply with the Listing Rules and/or any other applicable Law, including to disclose by way of announcement or otherwise and disseminate to the public, under certain circumstances, information affecting any estimated financial information contained in each of the Pricing Disclosure Package and the Prospectus and any information required by the SEHK, the Listing Rules and/or any other applicable Law to be disclosed and disseminated to the public by the Company; provided, however, that no such disclosure shall be made by the Company without first having been submitted to the Joint Representatives, the Joint Representatives and the Joint Sponsors for their review not less than one business day prior to such issuance;

(j) as soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) during a period of three years from the date of the Prospectus, to furnish to the Joint Representatives and the Joint Sponsors copies of all reports or other communications (financial or other) furnished by the Company to its shareholders, and to deliver to the Joint Representatives and the Joint Sponsors (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Group are consolidated in reports furnished by the Company to its shareholders generally or to the Commission or any securities exchange on which any class of securities of the Company is listed) and (B) such additional information concerning the financial condition, results of operations, business, properties, assets or liabilities of the Company or any other member of the Group as the Joint Representatives and the Joint Sponsors may from time to time reasonably request; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system and the SEHK shall be deemed to have been furnished to its shareholders at the time furnished or filed with the Commission;

(l) for so long as the Shares are outstanding, to file with the SEHK, the SFC, the Commission and any other relevant Authority in Hong Kong, the U.S., the PRC and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

(m) to file promptly all reports and any statements required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares;

(n) to pay the required Commission filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(o) prior to the completion of the Global Offering as notified by the Joint Representatives, without prior approval by the Joint Representatives and the Joint Sponsors, not to, or not to procure or permit any of the other members of the Group to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case in the opinion of the Joint Representatives would, or could reasonably be expected to materially and adversely affect the Global Offering or result in a Material Adverse Effect;

(p) not to be or become, at any time prior to the expiration of two years after the latest Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(q) to apply the net proceeds from the sale of the Offer Shares in the manner set forth in the section of each of the Pricing Disclosure Package and the Prospectus headed “Use of Proceeds”;

(r) to promptly notify the Joint Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Offer Shares within the meaning of the Securities Act, and (ii) completion of the 90-day restricted period to in Section 4(v) hereof;

(s) not to invest, or otherwise use the proceeds received by the Company from its sale of the Offer Shares in such a manner as would require the Company or any of the Subsidiaries (as defined in Schedule III) to register as an investment company under the Investment Company Act;

(t) not to, and to cause any of its directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of the foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of Sanctions;

(u) not to, and to cause any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the Pricing Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the International Offering Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(v) For the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-Up Period”), or such earlier date that the Joint Sponsors (for themselves and on behalf of the Underwriters) consent to in writing, and unless in compliance with the requirements of the Listing Rules, the Company will not, without the prior written consent of the Joint Sponsors, directly or indirectly, take any of the following actions with respect to its Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Shares or ADSs (“Lock-Up Securities”): [(i) offer, sell, issue, pledge, contract to sell or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act (iv) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Prospectus and outstanding on the date of this Agreement, without the prior written consent of the Joint Representatives and Joint Sponsors,] provided, however, that the Company shall be permitted during the Lock-Up Period to (1) sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, including, for avoidance of doubt, any Shares to be loaned and sold pursuant to the borrowing arrangement by and among Baidu Holdings Limited (or any other shareholder of the Company) and J.P. Morgan Securities plc, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering, (2) issue ADSs upon conversion of Shares into ADSs, (3) issue securities upon conversion of convertible notes outstanding on the date of the Hong Kong Underwriting Agreement, and following the lapse of 30 days after the Price Determination Date, offer, sell, issue or grant notes (similar to the convertible senior notes and exchangeable senior notes previously issued) or warrants convertible or exchangeable for Shares or ADSs), (4) grant or issue securities pursuant to the share incentive plans, including the effect of one or more bulk issuances of Shares or ADSs in contemplation of future issuances under the Share Incentive Plans, (5) effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares, (6) [issue any securities in connection with the Company’s acquisition of one or more businesses, assets, products or technologies, or in connection with any joint ventures, commercial relationships or other strategic corporate transactions involving the Company, provided that the recipients of such securities execute a lock-up agreement in favor of the Underwriters containing substantially the same obligations]; and (7) repurchase securities pursuant to the Company’s share repurchase programs existing on the date of the Hong Kong Underwriting Agreement.

(w) with the prior written consent of the Company, the Joint Representatives may release or waive the restrictions set forth in a lock-up letter described in Section 6(x) for any party thereunder;

(x) not to, and to cause its Affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication approved by the Joint Representatives;

(y) until the Joint Representatives have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilization Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(z) not to, and to cause any of the other members of the Group or any of its or their respective supervisors, directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(aa) upon request of any International Underwriter, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter’s list of completed deals posted on its website or contained in other materials prepared by such International Underwriter with the prior consent of the Company;

(bb) to use its best efforts to have the Shares approved for listing on the SEHK by the First Time of Delivery and to maintain such listing on the SEHK and the listing of the ADSs on Nasdaq;

(cc) for so long as the Shares are outstanding, to use its best efforts to maintain the fungibility and facilitate the conversion between the Shares and ADSs;

(dd) to use its best efforts to qualify the International Offer Shares for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Joint Representatives shall reasonably request;

(ee) to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(ff) to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against any documentary, stamp, value-added, issuance, capital, registration, transfer or other similar Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the Cayman Islands or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer, sale (including initial resale) and distribution of the Offer Shares as contemplated in each of the Pricing Disclosure Package and the Prospectus and the execution, delivery and performance of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale (including initial resale) of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts). All indemnity payments to be made by the Company hereunder in respect of this Section 4(ff) shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made;

(gg) prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its Subsidiaries, or the offering of the Offer Shares, without the prior written consent of the Joint Representatives;

(hh) to comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Representatives and, if requested by the Joint Representatives, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission;

(ii) to ensure that any issues identified and as disclosed in any internal control report prepared by PricewaterhouseCoopers Zhong Tian LLP (the “Internal Control Consultant”) have been, are being or will promptly be, rectified or improved in accordance with the recommendations set forth in the report; and

(jj) subject to any waiver granted by the SEHK, to procure that no core connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it) apply to purchase International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any core connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters).

5. Expenses. [The Company covenants and agrees with each of the Joint Representatives, the Joint Sponsors, and the International Underwriters to pay or cause to be paid all costs, expenses, fees, charges and Taxation in connection with or incidental to the Global Offering, the registration of the Shares under the Securities Act and this Agreement and the transactions contemplated thereby or hereby, including, without limitation, the following:

(a) Fees, disbursements and expenses of the Reporting Accountants;

(b) Fees, disbursements and expenses of the Hong Kong Registrar and the White Form eIPO Service Provider;

(c) Fees, disbursements and expenses of all legal advisers to the Company and the fees and expenses of all legal advisers to the Underwriters in accordance with the relevant engagement letters entered into between the Company and such legal advisers;

(d) Fees, disbursements and expenses of the Industry Consultant as incurred and approved by the Company;

(e) fees, disbursements and expenses of the Internal Controls Consultant as incurred and approved by the Company;

(f) fees, disbursements and expenses of any public relations consultants as incurred and approved by the Company;

(g) fees, disbursements and expenses of the Receiving Banks and the Nominee as incurred and approved by the Company;

(h) fees and expenses related to the application for listing of the Offer Shares on the SEHK and the registration of any documents with any relevant Authority and the qualification of the Offer Shares in any jurisdiction;

(i) all costs and expenses related to preparation, printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(j) the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, issue, sale and delivery of the Offer Shares;

(k) all CCASS transaction fees payable in connection with the Global Offering; and

(l) all fees and expenses of conducting background searches, company searches, litigation and legal proceedings searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering as incurred and approved by the Company.

shall be borne by the Company, and the Company shall pay or cause to be paid all such costs, expenses, fees, charges and Taxation incurred in connection with the listing of the Shares on the SEHK including, without limitation, Brokerage, Trading Fee and Transaction Levy payable by the Company and any stamp or capital duty or other similar tax arising from the creation, issue and allotment or sale of Offer Shares pursuant to the Global Offering, other than Taxes imposed in respect of net income or profit by a taxing jurisdiction wherein the Joint Sponsors, Joint Representatives or the Hong Kong Underwriters are incorporated, resident or have a fixed place of business, imposed on or with respect to any commission or fees received by any such parties pursuant to this Agreement.

For the avoidance of doubt, as provided in the engagement letter dated December 11, 2020, the Company shall (a) pay each of the Joint Sponsors a fee of US$300,000 as a sponsor by way of deduction from the underwriting commission under Clause 6.1 of the Hong Kong Underwriting Agreement, and (b) reimburse the Joint Sponsors for all reasonable out-of-pocket costs and expenses incurred in connection with performing the services of a sponsor, subject to a maximum aggregate amount of US$150,000 for the Joint Sponsors collectively, and where the actually incurred expenses are less than such amount, shall be for such actually incurred amount, by way of deduction from the underwriting commission under Clause 6.1 of the Hong Kong Underwriting Agreement. The underwriting commission payable under Clause 6.1 of the Hong Kong Underwriting Agreement shall be inclusive of such sponsor fees and out-of-pocket expenses, and such sponsor fees and out-of-pocket expenses shall be deducted from the total underwriting commission payable by the Company. In addition, the Company will be responsible for its own costs and expenses (including but not limited to its own roadshow and marketing expenses) incurred in the development, preparation and execution of the Global Offering regardless of whether the Global Offering proceeds to completion, unless otherwise stated.

6. Conditions of the International Underwriters’ Obligations. The several obligations of the International Underwriters hereunder are subject to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate and not misleading at and as of the time when sales of the International Offer Shares are first made in accordance with the terms of this Agreement (the “Time of Sale”), the date of the Prospectus, the date of any amendment or supplement to the Pricing Disclosure Package or the Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, to the performance by the Company of all its obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) since the time of execution of this Agreement or the earlier of the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have developed, occurred, happened or come into effect any change, or any development involving a prospective change, or any event or circumstance likely to result in a change or a development involving a prospective change, in or affecting the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Company and the other members of the Group, taken as a whole, the effect of which change, development, event or circumstance is, individually or in the aggregate, in the sole and absolute judgment of the Joint Representatives, so material and adverse as to make it or be likely to make it or be reasonably expected to make it impracticable or inadvisable or inexpedient to market the Global Offering or to proceed with the Global Offering or the delivery of the Offer Shares;

(c) since the time of execution of this Agreement or the earlier of the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been (i) any losses or interference with the Company’s business from fire, explosion, flood, windstorm, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Disclosure Package, or (ii) any change or decrease specified in the letter or letters referred to in paragraph (u) of this Section 6 the effect of which loss or interference or change or decrease is, in the sole and absolute judgment of the Joint Representatives, so material and adverse as to make it or be likely to make it or be reasonably expected to make it impracticable or inadvisable to market the Global Offering or to proceed with the Global Offering or the delivery of the Offer Shares;

(d) since the time of execution of this Agreement or the earlier of the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been any adverse legislative or regulatory developments, including any announced but not yet implemented change in law or regulation, in Hong Kong, the PRC, the United States or other applicable jurisdictions following the signing of this Agreement, the effect of which development is, in the sole and absolute judgment of the Joint Representatives, so material and adverse as to make it or be likely to make it or be reasonably expected to make it impractical or inadvisable or inexpedient to market the Global Offering or to proceed with the Global Offering or the delivery of the Offer Shares;

(e) the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of an executive officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and substantially in the form set forth in Exhibit A hereto;

(f) the Company shall, on the date of this Agreement, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its Chief Financial Officer, dated the date hereof, the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Representatives, and substantially in the form set forth in Exhibit B hereto;

(g) Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representatives and in form and substance reasonably satisfactory to the Joint Representatives;

(h) Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representatives, and in form and substance reasonably satisfactory to the Joint Representatives;

(i) Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in respect of Ctrip.com (Hong Kong) Limited, with executed originals for each Joint Representative, and in form and substance reasonably satisfactory to the Joint Representatives;

(j) Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to UK Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in respect of certain aspects of Skyscanner Holdings Limited under the UK Laws, with executed originals for each Joint Representative, and in form and substance reasonably satisfactory to the Joint Representatives;

(k) Commerce & Finance Law Offices, counsel for the Company as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Representative, and in form and substance satisfactory to the Joint Representatives;

(l) Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in respect of the Company, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(m) Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in respect of C-Travel International Limited, with executed originals for each Representative, and in form and substance satisfactory to the Joint Representatives;

(n) Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in respect of Qunar Cayman Islands Limited, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(o) Latham & Watkins LLP, counsel for the International Underwriters as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(p) Latham & Watkins LLP, counsel for the International Underwriters as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(q) Latham & Watkins LLP, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(r) Jingtian & Gongcheng, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(s) the Joint Representatives shall each have received from PricewaterhouseCoopers comfort letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various financial disclosures contained in each of the Pricing Disclosure Package and the Prospectus;

(t) no Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been filed to which the Joint Representatives shall have reasonably objected in writing;

(u) none of the directors of the Company has revoked or withdrawn the authority and confirmations in the power of attorney issued by him or her, and such authority and confirmations remain in full force and effect;

(v) none of the Joint Sponsors, the Joint Representatives, the Reporting Accountants, Maples and Calder (Hong Kong) LLP or Commerce & Finance Law Offices has withdrawn its or his consent to the issue of each of the Pricing Disclosure Package and the Prospectus with the inclusion of its or his reports, letters and legal opinions (as the case may be) and references to its or his name included in the form and context in which it appears in the Pricing Disclosure Package or in the Prospectus; the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(w) The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(x) each party set forth in Schedule IV attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the applicable form attached as Exhibit C hereto;

(y) the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder; and

(z) subsequent to the respective dates of which information is given in the Pricing Disclosure Package and the Prospectus, the Company shall not have purchased any of its issued capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock of any class, nor transferred or distributed any cash or other assets to any third party or affiliate outside of the ordinary course of its business.

7. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The Joint Representatives (for themselves and on behalf of the International Underwriters) shall be entitled, in their sole and absolute discretion and by giving written notice to the Company to terminate this Agreement with immediate effect if any of the events set out below occurs at any time prior to 8:00 a.m. on the Listing Date:

(A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq or the SEHK;

(B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

(C) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, the PRC or Hong Kong shall have occurred;

(D) any moratorium on commercial banking activities shall have been declared by the United States Federal, New York State, the Cayman Islands, the PRC or Hong Kong authorities; and

(E) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency exchange rates or controls, or any calamity or crisis or any event or series of events in the nature of force majeure (including, without limitation, acts of government, declaration of a national, regional or international emergency or war, acts of war, acts of terrorism or acts of God) that, in the reasonable judgment of the Joint Representatives, is material and adverse, and which, singly or together with any other event specified in this clause, makes it, in the reasonable judgment of the Joint Representatives, impracticable to proceed with the offer, sale or delivery of the Offer Shares on the terms and in the manner contemplated in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(c) If, after the execution and delivery of this Agreement, the sale and delivery of the Offer Shares, as contemplated by this Agreement, is not carried out as a result of any termination of this Agreement pursuant hereto or because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except as provided in Section 9 hereof) and the International Underwriters shall be under no obligation or liability to the Company (except as provided in Section 9 hereof) or to one another under this Agreement.

8. Increase in International Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares to be purchased by purchasers procured by it (or, failing which, such International Underwriter itself) hereunder (otherwise than for a failure of a condition precedent set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under subsection (c) of Section 7 hereof) and if the total number of International Offer Shares which such defaulting International Underwriter or International Underwriters shall have agreed but failed to take up and pay for does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to the next following paragraph) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Representatives may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting International Underwriters in Schedule I-B hereto.

The Company may, in its sole and absolute discretion, select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Representatives consider necessary to be made to the Pricing Disclosure Package and the Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 8 with like effect as if such substituted International Underwriter had originally been named as Underwriters hereto.

If the aggregate number of International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, and if neither the non-defaulting International Underwriters nor the Company shall make arrangements within the period of seven business days stated above for the purchase of all the International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Section 9 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 9 hereof) or to any other International Underwriter hereunder. Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify (on an after-Taxation basis), defend and hold harmless each of the Joint Sponsors, Joint Representatives and International Underwriters and their respective head offices, branches, associates and Affiliates, and the respective partners, directors, officers, employees, agents,and members of any of the foregoing persons, any person who controls any such Joint Sponsor, Joint Representative, and International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, liability, damage, payment, cost, charge, expense, claim (and any action, writ, suit or proceeding (including any investigation or inquiry by or before any Authority), demands, judgments and awards) and Taxation (each, a “Loss”) and any action, writ, suit or proceeding (including, without limitation, any investigation or inquiry by or before any Authority) in respect of any Loss (each, a “Proceeding”) which, jointly or severally, any such Joint Sponsor, Joint Representative, International Underwriter or any such person may incur or become subject to under the Securities Act, the Exchange Act, other U.S. Federal or state statutory law or regulations or the common law, or with respect to any Authority, or otherwise (including, without limitation, all payments, costs (including, without limitation, legal costs and disbursements), charges, fees and expenses arising out of or in connection with the investigation, defense, settlement or compromise of, response to, or the enforcement of any settlement, compromise or judgment obtained with respect to, any such Loss or Proceeding, insofar as such Loss or Proceeding, directly or indirectly, arises out of or is based upon:

(A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or Testing-the-Waters Communication, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any road show as defined in Rule 433(h) under the Securities Act (a “road show”) (including any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such Loss or Proceeding arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Joint Sponsor, Joint Representative, or International Underwriter furnished in writing by or on behalf of such International Underwriter through the Joint Representatives to the Company expressly and specifically for use in the Pricing Disclosure Package or the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or Testing-the-Waters Communication, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any road show in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however that the parties acknowledge and agree that for the purpose of this Section 9 hereunder, the only information furnished to the Company by any International Underwriters through the Joint Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or Testing-the-Waters Communication any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any road show consists of the information described as such in Section 9(b) hereof;

(B) the offer, allotment, issue, sale or delivery of the Offer Shares;

(C) any breach or alleged breach on the part of the Company of any of the provisions of this Agreement, the Hong Kong Underwriting Agreement, the Articles of Association;

(D) any of the Warranties being untrue, inaccurate or misleading in any respect or having been breached in any respect or being alleged to be untrue, inaccurate or misleading in any respect or alleged to have been breached in any respect;

(E) the performance by the Joint Sponsors, Joint Representatives, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers, International Underwriters or any of them of their or its obligations and roles under this Agreement or the Global Offering;

(F) the Global Offering failing or being alleged to fail to comply with the requirements of the Listing Rules, or any Law of any applicable jurisdiction, or any condition or term of any Approvals and Filings in connection with the Global Offering;

(G) any failure or alleged failure by any of the Directors to comply with their respective obligations under the Listing Rules;

(H) any breach or alleged breach by any member of the Group of applicable Laws;

(I) any other matter arising in connection with the Global Offering.

provided that the indemnity provided for in 9(a)(E) shall not, except in relation to the matters as provided in Clause 3.7 of the Hong Kong Underwriting Agreement, apply in respect of any Indemnified Party if any such Loss suffered or incurred by such Indemnified Party (as defined below) is finally judicially determined by a court of competent jurisdiction to have arisen directly and solely out of the gross negligence, willful misconduct or fraud on the part of such Indemnified Party.

This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each International Underwriter, severally (but not jointly or jointly and severally), agrees to indemnify, defend and hold harmless the Company from and against any Loss and Proceeding which the Company may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Loss or Proceeding arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such International Underwriter furnished in writing by or on behalf of such International Underwriter through the Joint Representatives to the Company expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or Testing-the-Waters Communication (including any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however, that the parties acknowledge and agree that for the purpose of this Section 9 hereunder, the only information furnished to the Company by any International Underwriters through the Joint Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or Testing-the-Waters Communication consists of the name, logo, and address of such International Underwriter.

(c) If any Proceeding is brought against a person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company, a Joint Sponsor, a Joint Representatives or an International Underwriter (as applicable, the “Indemnifying Party”) pursuant to either subsection (a) or (b), respectively, of this Section 9 above, such Indemnified Party shall, subject to any restrictions imposed by any Law or obligation of confidentiality, promptly notify such Indemnifying Party in writing of the institution of such Proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party under this Section 9 or otherwise.

The Indemnifying Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of any Indemnified Party or Parties) also be counsel to the Indemnified Party or Parties. Unless such Indemnified Party or Parties consent to counsel to the Indemnifying Party acting as counsel to the Indemnified Party or Parties in such Proceeding, any Indemnified Party or Parties shall have the right to appoint its or their own separate counsel (in addition to local counsel) in such Proceeding; provided, however, that the giving of such consent or the appointment of such separate counsel (in addition to local counsel) shall be determined, as applicable, by the Joint Representatives (in the case of such Indemnified Party or Parties being any International Underwriter, its partners, directors, officers and members, any person who controls any such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any Affiliate of any such International Underwriter, and/or any successors and assigns of any of the foregoing persons), the Joint Sponsors or by the Company, as applicable. The fees and expenses of separate counsel (in addition to local counsel) to the Indemnified Party or Parties shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Party or Parties who is or are parties to such Proceeding or Proceedings).

(d) The Indemnifying Party shall be liable for any settlement or compromise by the Indemnified Party or Parties of, or any judgment consented to by the Indemnified Party or Parties with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Indemnifying Party, and agrees to indemnify and hold harmless the Indemnified Party or Parties from and against any loss or liability by reason of such settlement, compromise or consent judgement. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Indemnified Party is or could be or could have been a party and indemnity or contribution could be or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent judgment includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsection (a) or (b) of this Section 9 or insufficient to hold an Indemnified Party harmless in respect of any Losses or Proceedings referred to therein, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or Proceedings (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the International Underwriters on the other hand, from the International Offering or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand, and of the International Underwriters on the other hand, in connection with the statements or omissions which resulted in such Losses or Proceedings, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and by the International Underwriters on the other hand, shall be deemed to be in the same respective proportions which the total proceeds from the International Offering (net of the total commissions received by the International Underwriters pursuant to Section 1 hereof but before deducting expenses) received by the Company, and the total commissions received by the International Underwriters pursuant to Section 1 hereof, bear to the aggregate Offer Price of the International Offer Shares. The relative fault of the Company on the one hand, and of the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in subsection (d) of this Section 9. For the avoidance of doubt, the amount paid or payable by an Indemnified Party as a result of the Losses or Proceedings referred to above in subsection (d) of this Section 9 shall include all legal and other expenses incurred by such Indemnified Party in connection with investigating or defending such Losses or Proceedings. Notwithstanding the provisions of this Section 9, no International Underwriter shall be required to contribute any amount in excess of the amount by which the commission received by such International Underwriter pursuant to Section 1 hereof exceeds the amount of any damage that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations and not joint. The Company’s obligations to contribute pursuant to this Section 9 will be in addition to any liability that the Company may otherwise have.

(g) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations and other statements of the Company contained in, or made by or on behalf of it pursuant to, this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter, its partners, directors, officers or members, any person (including each partner, director, officer or member of such person) who controls any International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any branch, associate or Affiliate of any International Underwriter, or by or on behalf of the Company, any supervisor, director or officer of the Company, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of and payment for the Offer Shares.

(h) The remedies provided for in paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Information Furnished by the International Underwriters. The Company acknowledges and agrees that for the purposes of this Agreement (including Section 9), the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Joint Representatives expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus is the name, logo, and address of such International Underwriter appearing in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

11. Repetition of Representations and Warranties. For the purposes of this Agreement, if an amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus is announced, issued, published, distributed or otherwise made available subsequent to the Time of Sale pursuant to this Agreement or otherwise, the representations and warranties and other statements of the Company contained in, or made by or on behalf of it pursuant to, this Agreement relating to the Registration Statement, the Pricing Disclosure Package or the Prospectus shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, such representations and warranties and other statements shall be read and construed subject to the provisions of this Agreement as if the references therein to the Registration Statement, the Pricing Disclosure Package or the Prospectus means the Registration Statement, the Pricing Disclosure Package or the Prospectus when read together with such amendment or supplement.

12. Notices. In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or facsimile, and (A) if to the International Underwriters, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities plc at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: [•], facsimile number: [•], and J.P. Morgan Securities LLC at 383 Madison Avenue, New York NY 10179, United States of America, Attention: [•], facsimile number: [•], and China International Capital Corporation Hong Kong Securities Limited, 29/F One International Finance Center, 1 Harbor View Street, Central, Hong Kong, Attention: [•], facsimile number: [•], and Goldman Sachs (Asia) L.L.C. at 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Syndicate Desk, Equity Capital Markets, email: gs-victory-all@ny.email.gs.com, facsimile number: +852 2978 0440 ; and (B) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at Building 16, 968 Jinzhong Road, Shanghai, China 200335, Attention: Danmin Chen, email: dmchen@ctrip.com; provided, however, that any notice to an International Underwriter pursuant to subsection (c) of Section 9 hereof shall be delivered or sent to such International Underwriter at its address or facsimile number previously provided to the Joint Representatives, which address or facsimile number will be supplied to the Company by the Joint Representatives upon request.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction; Waiver of Immunity. Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each a “New York Court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company irrevocably consents to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York Court on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any New York Court by any third party against such International Underwriter or Indemnified Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any New York Court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder. Each International Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and Affiliates) each irrevocably waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company irrevocably agrees that a final judgment in any such action, proceeding, claim or counterclaim brought in any New York court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company irrevocably waives and agrees not claim any immunity (on the grounds of sovereignty or crown status or otherwise) from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgement, decision, determination, order or award, to which it or its properties, assets or revenues may otherwise be or become entitled in any action, suit or proceeding brought in any New York courts or in any other courts. The Company has appointed, without power of revocation, Cogency Global Inc., as its agent (the “Authorized Agent”) to accept and acknowledge on their behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York Court. The Company represents and warrants that the Authorized Agent has agreed to act as its agent for service of process and agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

15. Judgment Currency Indemnity. In respect of any judgment or order or award given or made for any amount due hereunder to the International Underwriters that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company shall indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16. Taxes. All payments to be made by the Company under this Agreement and the Hong Kong Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all present or future Taxes. If any Tax is required by any Law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement is received by the International Underwriters, the Hong Kong Underwriters, the Joint Sponsors, or the Joint Representatives, as applicable. If an International Underwriter, a Hong Kong Underwriter, a Joint Sponsor, or a Joint Representatives (each a “Taxable Person”) is required by any PRC Authority to pay any PRC Taxes as a result of this Agreement or the Hong Kong Underwriting Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Taxable Person reasonably requests, promptly making available to such Taxable Person notices received from any PRC Authority and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant PRC Authority in settlement of such PRC Taxes, and promptly forwarding to such Taxable Person for record an official receipt issued by the relevant tax authority or other official document evidencing such payment. However, no additional amount(s) will be payable pursuant to this paragraph for or on account of (i) any net income taxes of or other Taxes imposed on a Taxable Person as a result of such Taxable Person having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any Taxes to the extent imposed as a result of the failure of a Taxable Person to timely provide information or certification requested by the Company that such Taxable Person could have legally provided and would have reduced or eliminated such Taxes, or otherwise comply with the applicable Laws relating to Taxation; provided that such compliance would not be unreasonably onerous in the reasonable judgment of the relevant Taxable Person.

17. No Fiduciary Relationship. The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares, the Joint Representatives, in their role as such, are acting solely as global coordinators of the Global Offering, and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the International Underwriters, the Joint Representatives or the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Representatives or the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Representatives and the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Representatives or the Joint Sponsors has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives and the Joint Sponsors are not advising the Company, their directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives and the Joint Sponsors and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Representatives and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives and the Joint Sponsors and shall not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Joint Representatives and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the Joint Sponsors, the Joint Representatives, the International Underwriters and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offering Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

18. EEA Bail-in Action. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the BRRD Parties and the BRRD Counterparties, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to any BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such BRRD Parties or another person, and the issue to or conferral on the relevant BRRD Counterparties of such shares, securities or obligations;

(C) the cancellation of the BRRD Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used herein,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparties” refers to any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Parties” refers to the relevant Joint Representatives and International Underwriters to which the BRRD applies and each a “BRRD Party”;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Parties.

19. UK Bail-in Action. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the UK Bail-in Parties and the UK Bail-in Counterparties, each UK Bail-in Counterparty acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any UK Bail-in Party to any UK Bail-in Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of such UK Bail-in Parties or another person, and the issue to or conferral on the relevant UK Bail-in Counterparties of such shares, securities or obligations;

(C) the cancellation of the UK Bail-in Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

As used herein,

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

20. Sub-underwriting. The International Underwriters shall be entitled to enter into sub-underwriting agreements in respect of any part of their respective underwriting commitments, provided that no International Underwriter shall offer or sell any International Offer Shares in connection with any such sub-underwriting arrangements to any person in respect of whom such offer or sale would be in contravention of the Listing Rules, applicable Laws or any selling restrictions set out in any of the offering documents. All sub-underwriting commission shall be borne by the relevant International Underwriter and shall not be for the account of the Company.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Joint Sponsor, Joint Representative or International Underwriter or any of its Affiliates that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Joint Sponsor, Joint Representative or International Underwriter or any of its Affiliates that is a Covered Entity or a BHC Act Affiliate of such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. EU Blocking Regulation. Each International Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate, the representation and warranty contained in clause 48 of Schedule III to this Agreement and/or and the undertaking contained in clause 4(t) of this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (including as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018) (the “Blocking Regulation”) and/or any associated and applicable national law, instrument or regulation related thereto.

23. Time of the Essence. Time shall be of the essence of this Agreement.

24. Counterparts. This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

25. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the International Offer Shares by the International Underwriters and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

26. Parties at Interest; Successors and Assigns. This Agreement herein set forth has been and is made solely for the benefit of the Joint Sponsors, the Joint Representative, the International Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members and Affiliates referred to in such Section of, and each person who controls, any International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company, the Joint Sponsors, the Joint Representative and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company, the Joint Sponsors, the Joint Representative and the International Underwriters, severally.

[Signature pages to follow]

Very truly yours,

For and on behalf of

TRIP.COM GROUP LIMITED

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Representative on behalf of each of the other International Underwriters, Joint Global Coordinator, [Joint Bookrunner][1] and Joint Lead Manager

J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

By:
Name:
Title:

[1]	Only if JPM’s underwriting commitment equals to or is less than US$300M.

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Bookrunner and Joint Lead Manager

J.P. MORGAN SECURITIES PLC

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Bookrunner and Joint Lead Manager

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Representative on behalf of each of the other International Underwriters, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and Joint Sponsor

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Representative on behalf of each of the other International Underwriters, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and Joint Sponsor

GOLDMAN SACHS (ASIA) L.L.C. (INCORPORATED IN DELAWARE, U.S.A. WITH LIMITED LIABILITY)

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Sponsor

J.P. MORGAN SECURITIES (FAR EAST) LIMITED

By:
Name:
Title:

Signature page to IUA

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

Shares to be Sold
Underwriter	Number	%
J.P. Morgan Securities (Asia Pacific) Limited	[●]	[●]
J.P. Morgan Securities plc	[●]	[●]
J.P. Morgan Securities LLC	[●]	[●]
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]
Goldman Sachs (Asia) L.L.C.	[●]	[●]
The Hongkong and Shanghai Banking Corporation Limited	[●]	[●]
CMB International Capital Limited	[●]	[●]
ICBC International Securities Limited	[●]	[●]
BOCI Asia Limited	[●]	[●]
CCB International Capital Limited	[●]	[●]
ABCI Securities Company Limited	[●]	[●]
DBS Asia Capital Limited	[●]	[●]
Mizuho Securities Asia Limited	[●]	[●]
Haitong International Securities Company Limited	[●]	[●]
Nomura International (Hong Kong) Limited	[●]	[●]
Total	[●]	[●]

Schedule I-A-1

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS

	Firm Shares to be Sold		Hong Kong Offer Shares to be Sold
Underwriter	Number	%	Number	%
J.P. Morgan Securities (Asia Pacific) Limited	[●]	[●]	[●]	[●]
J.P. Morgan Securities plc	[●]	[●]	[●]	[●]
J.P. Morgan Securities LLC	[●]	[●]	[●]	[●]
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]	[●]	[●]
Goldman Sachs (Asia) L.L.C.	[●]	[●]	[●]	[●]
The Hongkong and Shanghai Banking Corporation Limited	[●]	[●]	[●]	[●]
CMB International Capital Limited	[●]	[●]	[●]	[●]
ICBC International Securities Limited	[●]	[●]	[●]	[●]
BOCI Asia Limited	[●]	[●]	[●]	[●]
CCB International Capital Limited	[●]	[●]	[●]	[●]
ABCI Securities Company Limited	[●]	[●]	[●]	[●]
DBS Asia Capital Limited	[●]	[●]	[●]	[●]
Mizuho Securities Asia Limited	[●]	[●]	[●]	[●]
Haitong International Securities Company Limited	[●]	[●]	[●]	[●]
Nomura International (Hong Kong) Limited	[●]	[●]	[●]	[●]
Total	[●]	[●]	[●]	[●]

Schedule I-B-1

SCHEDULE II

ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE PRICING

DISCLOSURE PACKAGE)

1.	[Free Writing Prospectus filed with the Commission pursuant to Rule 433, dated [•], 2021. ]

OTHER INFORMATION INCLUDED IN THE PRICING DISCLOSURE PACKAGE

1.	The International Offering Price is HK$[•].

2.	The number of Firm Shares is [•].

Schedule II-1

SCHEDULE III

THE WARRANTIES

The Company represents, warrants and undertakes to the Joint Sponsors, Joint Representatives, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters and each of them as follows:

1. Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the name, logo, and address of such Underwriter.

2. Pricing Disclosure Package. The Preliminary Prospectus, as supplemented by the information listed in Schedule II to this Agreement (collectively, the “Pricing Disclosure Package”) as of the Time of Sale did not, and as of the First Time of Delivery and as of the Additional Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the name, logo, and address of such Underwriter. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

3. Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the First Time of Delivery and as of the Additional Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the name, logo, and address of such International Underwriter.

Schedule III - 1

4. Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offer Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the First Time of Delivery and as of the Additional Time of Delivery, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the name, logo, and address of such Underwriter.

5. Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. Each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

Schedule III - 2

6. Due Authorization of Offering Documents. The Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and the filing of the relevant documents with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

7. Stock Borrowing Agreement. The 4,745,300 Shares available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and will be delivered by the Lender in accordance with the terms of the Stock Borrowing Agreement.

8. Offering Material. The Company (including, without limitation, its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the Offer Shares and will not, without the prior written consent of the Joint Sponsors and Joint Representatives, prepare, make, use, authorize, approve or refer to any offering material, other than the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Joint Sponsors and Joint Representatives have consented in accordance with this Agreement.

9. Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the name, logo, and address of such Underwriter.

Schedule III - 3

10. Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries and affiliated entities included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries and affiliated entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby. All disclosures contained in each Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

11. No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) except the issuance of the Ordinary Shares upon exercise of stock options and warrants or conversion of the convertible bond described as outstanding in, and the grant of options and awards under the Company Share Plans (as later defined herein) as described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus and such events and transactions as described in the “Prospectus Supplement Summary — Recent Development” section and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in the Pricing Disclosure Package and the Prospectus, there has not been any change in the share capital or long-term debt of the Company or any of its Subsidiaries (as later defined herein), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole,; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority or body of any stock exchange authorities (each, a “Governmental Agency”), except in each case of (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

12. Organization and Good Standing. The Company, each of its subsidiaries as listed in Schedule V hereto (each, a “Covered Subsidiary”) and each of its affiliated entities as listed in Schedule V hereto (each, a “Covered VIE”, and all the Covered Subsidiaries and Covered VIEs being referred to collectively as the “Subsidiaries”) have been duly incorporated or organized and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company has been duly registered as a non-Hong Kong company under Part 16 of the then in force Companies Ordinance (Chapter 622 of the Laws of Hong Kong). There are no significant subsidiaries of the Company as defined in Rule 1-02 of Regulation S-X under the Exchange Act other than the entities listed in Schedule V hereto.

Schedule III - 4

13. VIEs. All of the registered capital of each of the Covered VIEs have been duly paid in full in accordance with its articles of association and applicable laws and regulations, and are owned directly by officers, senior counsels, employees or family members of officers, senior counsels or employees of the Company, as the case may be, as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, free and clear of any security interest, mortgage, pledge, lien encumbrance, claim and equity other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus, each shareholder of the Covered VIEs is a citizen of the People’s Republic of China, excluding Taiwan, Hong Kong SAR and Macau SAR.

14. Contractual Arrangement. The description of the corporate structure of the Company and of the various contracts constituting the contractual arrangement among the Company or its Covered Subsidiaries, Covered VIEs, and shareholders of the Covered VIEs (each, a “Contractual Arrangement” and collectively the “Contractual Arrangements”), in the Registration Statement, the Pricing Disclosure Package and the Prospectus is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or document relating to the corporate structure or the operation of the Company and the Subsidiaries, to the extent material to the Company, not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each Contractual Arrangement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Contractual Arrangement. None of the parties to any of the Contractual Arrangements has sent or received any communication regarding termination of, or intention not to renew, any of the Contractual Arrangements, and to the knowledge of the Company, no such termination or non-renewal has been, to the knowledge of the Company, threatened or is being contemplated by any of the parties thereto.

15. Control. The Company (i) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Covered VIEs, through, among other things, its rights to direct their shareholders as to the exercise of their voting rights; and (ii) is not aware of any development (including, without limitation, developments with respect to the contractual arrangements involving the Covered VIEs and accounting policies and operations of the Covered VIEs) that could reasonably cause the Company to be unable to consolidate the operating and financial results of any of the Covered VIEs.

Schedule III - 5

16. Material Contracts. Neither the Company nor any of its Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements that are specifically referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement, except as would not, individually or in the aggregate, have a Material Adverse Effect.

17. Capitalization. The Company had an authorized capitalization as of December 31, 2020 as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding share capital or equity interests of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and are not subject to any pre-emptive or similar rights, as the case may be; except as described in or expressly contemplated by, or filed as an exhibit to, the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Ordinary Shares, ADSs or any other class of share capital of the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all the outstanding share capital or equity interests of each Covered Subsidiary are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

18. Share Options. With respect to the options (the “Share Options”) granted pursuant to the share-based compensation or share incentive plans of the Company and its Subsidiaries (the “Company Share Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

19. Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement, the Hong Kong Underwriting Agreement, the Registrar Agreement and the Receiving Bank Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken; each of the Transaction Documents, when validly authorized, executed and delivered by the other parties thereto, constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms.

Schedule III - 6

20. The Offered Shares. The Offered Shares have been duly authorized for issuance and, when delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance and transfer of the Offer Shares is not subject to any preemptive or similar rights.

21. Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

22. Accurate Disclosure. The description of this Agreement in the Registration Statement, the Pricing Disclosure Package and the Prospectus conforms in all material respects to this Agreement. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Taxation,” “Description of Share Capital,” “Description of American Depositary Shares,” “Enforceability of Civil Liabilities,” “Summary,” “Risk Factors,” “Information on the Company—Business Overview—PRC Government Regulations,” “Operating and Financial Review and Prospects—Liquidity and Capital Resources,” “Directors, Senior Management and Employees—Compensation,” “Directors, Senior Management and Employees—Board Practices,” “Financial Information—Legal Proceedings,” “Additional Information—Memorandum and Articles of Association” and “Additional Information—Taxation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such matters described therein in all material respects.

23. Enforceability in the Cayman Islands. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of such Transaction Documents, it is not necessary that such Transaction Documents be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

24. Dividends. (i) All dividends and other distributions declared and payable on the Offer Shares may under the current laws and regulations of the Cayman Islands be paid to the Depositary in United States dollars and may be freely transferred out of the Cayman Islands, and all such dividends and other distributions made to non-residents of the Cayman Islands will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or Governmental Agency (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands; and (ii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of any of the Subsidiaries in the PRC and Hong Kong may under the current laws and regulations of the jurisdiction in which such Subsidiary is incorporated (the “Home Jurisdiction”) be freely transferred out of such jurisdiction and may be paid in United States dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such Subsidiary’s Home Jurisdiction and are otherwise free and clear of any other tax, withholding or deduction in such Home Jurisdiction, and without the necessity of obtaining any Governmental Authorization in such Home Jurisdiction.

Schedule III - 7

25. No Violation or Default. Except that certain Subsidiaries did not hold regular shareholder meetings pursuant to their respective constitutive or organizational documents which would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries is (i) in violation of its memorandum and articles of association or other equivalent constitutive or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (iii) in violation of any law or statute or any judgment, order, rule, regulation, decree, guideline or notice of any court or arbitrator or Governmental Agency in the PRC, Hong Kong or the Cayman Islands or any other jurisdiction where the Company or such Subsidiary was incorporated or operates, including the violation of any of the above (including foreign investment, acquisition, anti-money laundering, sanctions, anti-corruption, antitrust and anti-monopoly laws) by entering into and the performance of the agreements and the consummation of the transactions as described in the the Registration Statement, Pricing Disclosure Package and the Prospectus, or (iv) in breach of or in default under any approval, consent, waiver, registration, authorization, exemption, permission, endorsement or license granted by any court or Governmental Agency in the PRC, Hong Kong or the Cayman Islands or any other jurisdiction where the Company or such Subsidiary was incorporated or operates, except, in the case of clauses (ii), (iii) and (iv) above, for any such breach, default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

26. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offer Shares and the consummation of the transactions contemplated by the Transaction Documents and the Stock Borrowing Agreement, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the constitutive or organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule, circular or regulation of any court or arbitrator or Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their property or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Schedule III - 8

27. No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their property or assets is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offer Shares and the consummation of the transactions contemplated by the Transaction Documents and the Stock Borrowing Agreement, except for the registration of the Offer Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable state securities laws in connection with the purchase and distribution of the Offer Shares by the Underwriters.

28. Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries or any of their respective executive officers or directors is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Agency or others.

29. Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP (“PwC”), who has certified the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company, as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the Public Company Accounting Oversight Board (United States).

30. Title to Property. The Company and its Subsidiaries have good and marketable title, or have valid rights to lease or otherwise use, all items of real and other property and assets that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by each of the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

31. Title to Intellectual Property. (i) the Company and its Subsidiaries, as applicable, own, possess, license or have other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names (including the “Ctrip” and “Ctrip.com” names and logo), Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement, violation or conflict (if the subject of an unfavorable decision, ruling or finding) which would, individually or in the aggregate, result in a Material Adverse Effect or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein.

Schedule III - 9

32. No Undisclosed Relationships. No material relationship exists between the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or by the Listing Rules to be described in the Hong Kong Prospectus and that is not so described in such documents.

33. FINRA Affiliation. There are no affiliations or associations between (A) any member of the FINRA and (B) the Company or any of the Company’s officers, directors or 10% or greater security holders.

34. Investment Company Act and PRC Foreign Exchange and Overseas Investment Laws. The Company is not, and after giving effect to the offering and sale of the Offer Shares and the application of the proceed thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) and will not result in the Company being not in compliance with any applicable laws, rules and regulations with respect to the administration of foreign exchange or overseas investment in the PRC.

35. Taxes. All tax returns required to be filed through the First Time of Delivery or Additional Time of Delivery, as applicable, by the Company and each Subsidiary have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due through the First Time of Delivery or Additional Time of Delivery, as applicable, from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except, in each case, as would not result in a Material Adverse Effect.

36. Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits, consents, approvals and other authorizations issued by, and have made all declarations and filings with, all appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such licenses, certificates, permits, consents, approvals and other authorizations or has any reasonable basis to believe that any such licenses, certificates, permits, consents, approvals and other authorizations will not be renewed when expired in the ordinary course.

37. No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Schedule III - 10

38. Compliance with Environmental Matters. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

39. Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and the Listing Rules and is designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s management as appropriate. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable law relating to disclosure of information and reporting obligations, to the extent not waived or exempted.

40. Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and the Listing Rules and have been designed by, or under the supervision of, the principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Schedule III - 11

41. eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

42. Cybersecurity; Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses in material respects, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same that would, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

43. Critical Accounting Policies. The section entitled “Operating and Financial Review and Prospects” in the Company’s the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective, and complex judgments (“critical accounting policies”); (ii) judgments and uncertainties affecting the application or critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; the Company’s management has reviewed and agreed with the selection, application and disclosure of critical accounting policies and has consulted with its legal advisers and independent accountants with regard to such disclosure in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

44. Liquidity and Off-balance Sheet Transactions. The section entitled “Operating and Financial Review and Prospects — Liquidity and Capital Resources” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (ii) neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate that transfer of or access to assets by the Company or such Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements.

Schedule III - 12

45. Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in each of the foregoing cases, except where the failure to carry or renew such insurance would not, individually or in the aggregate, have a Material Adverse Effect.

46. No Unlawful Payments. Neither the Company, any of its Subsidiaries, any director or officer of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful or improper expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010 or any other applicable anti-bribery or anti-corruption laws, or the rules and regulations promulgated thereunder; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment promise to pay or authorization of the payment or giving of money or anything else of value, to any person in violation of any applicable anti-corruption laws.

47. Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company after inquiry, threatened.

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48. No Conflicts with Sanctions Laws. (a) None of the Company, any of its Subsidiaries, directors or officers or, to the knowledge of the Company, any employee, agent, representative or affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries, (i) is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are: (A) the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. Department of State, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) and including, without limitation, the designation on the BIS “Entity List” or “Denied Persons List” or as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country, region or territory that is, or whose government is, the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria, each a “Sanctioned Country”), or (ii) does any business with or involving any Person or the government of any country that is, or any project located in a country that is, the target of Sanctions, including, without limitation, any Sanctioned Country; (b) the Company will not directly or indirectly use the proceeds of the offering of the Offer Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and (c) for the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

49. No Restrictions on Subsidiaries. Other than as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for, with respect to making dividend payments and other distributions to the Company only, the Covered VIEs, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

50. No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offer Shares.

51. Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offer Shares, other than have been validly waived or complied with.

Schedule III - 14

52. No Stabilization. Neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons (i) has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or (ii) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

53. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

54. Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

55. Sarbanes-Oxley Act. There is not and has not been any failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and Nasdaq in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

56. Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the First Time of Delivery.

57. No Ratings. There are (and prior to the First Time of Delivery, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act.

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58. No Stamp or Transaction Taxes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilization Agent and any subsequent transfer of such shares to the lender thereof or any net income, capital gains or franchise taxes imposed on the Underwriters by the PRC, the Cayman Islands and Hong Kong as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp or other issuance, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in the PRC, the Cayman Islands, Hong Kong, the United States or any political subdivision or taxing authority thereof or therein in connection with (A) the execution, delivery and performance of the Transaction Documents and the Stock Borrowing Agreement, (B) the issuance and delivery of the Offer Shares in the manner contemplated by this Agreement and the Prospectus, (C) the sale and delivery by the Underwriters of the Offer Shares as contemplated herein and in the Prospectus, (iv) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters), or (v) the deposit of the Offer Shares with the HKSCC; except that Cayman Islands stamp duty may be payable in the event that any Transaction Document is executed in or brought within the jurisdiction of the Cayman Islands.

59. No Immunity. Neither the Company, or any Subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC, New York state or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York state or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company, or any Subsidiary or any of their respective properties, assets, or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement.

60. Enforcement of Foreign Judgments. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Offer Shares would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.

61. Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and the courts in the Cayman Islands will observe and give effect to such choice of law and, to the extent permitted under the PRC civil law and rules of civil procedures (which do not involve a reexamination of the merits of the claim), will be honored by the courts in the PRC, subject to the restrictions, principles and conditions described under the section titled “Enforceability of Civil Liabilities” the Registration Statement, the Pricing Disclosure Package, the Prospectus. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court, and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

Schedule III - 16

62. Tax Benefits. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company’s Subsidiaries operating in the PRC is in compliance in all material respects with all requirements under all applicable PRC laws and regulations to qualify for their income tax benefits, local, provincial and national PRC governmental tax holidays, relief, exemptions, concessions, waivers, preferential treatment and financial subsidies (the “Tax Benefits”), and the actual operations and business activities of the Company’s Subsidiaries are sufficient to meet the qualifications for their Tax Benefits. No submissions made to any PRC government authority in connection with obtaining its Tax Benefits contained any misstatement or omission that would have affected the granting of its Tax Benefits. The Company’s Subsidiaries in the PRC have not received notice of any deficiency in their respective applications for their Tax Benefits, and the Company is not aware of any reason why the Subsidiaries in the PRC might not qualify for, or be in compliance with the requirements for, their Tax Benefits.

63. Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statements and the Prospectus, based on the Company’s income and assets, and the value of its ADSs, the Company does not believe that it should be classified as a “passive foreign investment company” (a “PFIC”) within the meaning of section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended, for the current taxable year and does not expect to be classified as a PFIC for any future taxable years.

64. Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

65. Information Disclosed to Joint Sponsors. All information disclosed or made available (or which is required to have been disclosed or made available, including, without limitation, as necessary or relevant to the performance by the Joint Sponsors of their obligations as sponsors under the Listing Rules) in writing or orally from time to time by or on behalf of the Company or any of its subsidiaries or any director, officer, employee or agent of the Company or any of its subsidiaries to the SEHK, the SFC, the Commission or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK (including, without limitation, for the purposes of replying to queries raised by the SEHK or the SFC or the Commission) was so disclosed or made available in full and in good faith and was, and remains, complete, true and accurate in all material respects and not misleading in any material respects, and there is no other information which has not been provided the result of which would make the information so received misleading in any material respects;

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66. Hong Kong Public Offering Documents. (A) Neither the Hong Kong Public Offering Documents, nor any individual Supplemental Offering Material (as defined below) when considered together with the Hong Kong Public Offering Documents, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) no individual Supplemental Offering Material conflicted or will conflict with the Hong Kong Public Offering Documents (as used herein, “Supplemental Offering Material” means any written communication within the meaning of Rule 405 under the Securities Act prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Offer Shares (other than the Hong Kong Public Offering Documents or amendments or supplements thereto), including, without limitation, any roadshow material relating to the Offer Shares that constitutes such a written communication); and (C) The Hong Kong Public Offering Documents contains or includes (i) all information and particulars required of a prospectus and/or listing document to comply with the Companies (Winding Up and Miscellaneous) Ordinance, the Listing Rules and all other laws so far as applicable to any of the foregoing, the Global Offering and/or the listing of the Shares on the SEHK and (ii) all such information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, businesses and prospects of the Company and its subsidiaries, taken as a whole, and the rights attaching to the Offer Shares.

67. Hong Kong Listing Committee Approval. Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Offer Shares on the Main Board of the Hong Kong Stock Exchange and there is no reason to believe that such approval may be revoked, suspended or modified.

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SCHEDULE IV

LIST OF LOCK-UP PARTIES

Schedule IV-1

SCHEDULE V

SIGNIFICANT SUBSIDIARIES

Schedule V-1

SCHEDULE VI

NAMES AND ADDRESSES OF THE UNDERWRITERS

Schedule VI-1

SCHEDULE VII

ACCOUNT INFORMATION

Schedule VII-1

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

EXHIBIT B

CHIEF FINANCIAL OFFICER’S CERTIFICATE

EXHIBIT C

Form of Lock-Up Agreement

EXHIBIT D

OVER-ALLOTMENT OPTION EXERCISE NOTICE